Exhibit 10.35

LANTRONIX, INC.

2000 STOCK PLAN

Amended and Restated August 18, 2009

1.           Purposes of the Plan.  The purposes of this 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Restricted Stock and Restricted Stock Units also may be granted under the Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or Restricted Stock Units.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” means (i) any act of personal dishonesty taken by the Participant in connection with his responsibilities as an Employee which is intended to result in personal enrichment of the Participant, (ii) the Participant’s conviction of a felony, (iii) any act by the Participant that constitutes misconduct, and (iv) continued violations by the Participant of the Participant’s obligations to the Company.

(g)           “Change of Control” means the occurrence of any of the following events:

(i)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)      The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)      The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)           “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Lantronix, Inc., a Delaware corporation.

(l)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)           “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)           “Imputed Value” means, with respect to any Nonstatutory Stock Option granted under Section 14 hereof, the value of the option on the applicable grant date as determined in accordance with FAS 123R/ FASB ASC Topic 718 as the same may be amended from time to time.

(s)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)           “Inside Director” means a Director who is an Employee.

(u)          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)          “Notice of Grant” means a written or electronic notice evidencing certain times and conditions of an individual Award grant.  The Notice of Grant is part of the Award Agreement.

(w)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)          “Option” means a stock option granted pursuant to the Plan.

(y)          “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(z)          “Outside Director” means a Director who is not an Employee.

(aa)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)          “Participant” means the holder or an outstanding Award granted under the Plan.

(cc)           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)          “Plan” means this 2000 Stock Plan, as amended and restated.

(ee)           “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 11 of the Plan.

(ff)            “Restricted Stock Unit” means a bookkeeping entry representing one Share granted under Section 12 of the Plan.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(gg)          “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)          “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii)            “Service Provider” means an Employee, Director or Consultant.

(jj)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(kk)          “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares.  The number of Shares reserved for issuance under the Plan shall increase annually on the first day of the Company’s fiscal year beginning in 2001 by an amount of Shares equal to the lesser of (i) 2,000,000 Shares, (ii) 5% of the outstanding Shares on such date or (iii) an amount determined by the Board.  The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Restricted Stock and Restricted Stock Units the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)      Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)     Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)      to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii)   to institute an Option Exchange Program;

(viii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)      to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)     to allow Participants to satisfy tax withholding obligations by electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii)   to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.           Eligibility.  Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.           Limitations.

(a)           Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

7.           Term of Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

8.           Term of Option.  The term of each Option shall be stated in the Option Agreement.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.  Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.           Option Exercise Price and Consideration.

(a)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)      In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)     In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.  In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)      cash;

(ii)     check;

(iii)    promissory note;

(iv)    other vested Shares owned by the Participant;

(v)     consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)    any combination of the foregoing methods of payment; or

(vii)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.           Exercise of Option.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Relationship as a Service Provider.  Subject to Section 16, if an Optionee ceases to be a Service Provider (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)           Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Option is vested on the date of termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)           Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

11.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.  Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability.  Except as provided in this Section 11, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions.  Except as otherwise provided in this Section 11, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(f)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

12.           Restricted Stock Units.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it shall grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)           Vesting Criteria and Other Terms.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, shall determine the number of Restricted Stock Units that shall be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)           Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  Restricted Stock Units may only be settled in Shares.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

13.           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.           Awards to Outside Directors.  Outside Directors shall be granted Awards in accordance with the following provisions:

(a)           General.  Outside Directors shall be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 14.  All grants of Awards to Outside Directors pursuant to this Section shall be automatic and nondiscretionary (except that the Administrator may provide that Restricted Stock Units may be granted in lieu of Restricted Stock, subject to the same general terms and conditions, and shall be made in accordance with the following provisions:

(b)           Initial Award.  Each person who first becomes an Outside Director on or after the 2009 annual meeting of stockholders of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, automatically shall be granted Restricted Stock covering a number of Shares equal to the Director Equity Shares, as defined below or, at the prior request of the Outside Director and in lieu of such initial Restricted Stock Grant, a Nonstatutory Stock Option covering that number of Shares resulting in the Option having an Imputed Value of $50,000  (an “Initial Award”).  Notwithstanding the foregoing, an Inside Director who ceases to be an Inside Director, but who remains a Director, shall not receive an Initial Award.

(c)           Annual Award.  Each Outside Director automatically shall be granted on the date of each annual meeting of stockholders of the Company held on and after the 2009 annual stockholders meeting, Restricted Stock covering a number of Shares equal to the Director Equity Shares, as defined below, or, at the prior request of the Outside Director and in lieu of any such annual Restricted Stock Grant, a Nonstatutory Stock Option covering that number of Shares resulting in the Option having an Imputed Value of $50,000  (an “Annual Award”).

(d)           Terms.  The terms of Initial and Annual Awards granted pursuant to this Section 14 shall be as follows:

(i)      Restricted Stock granted under this Section 14 shall be issued for no cash consideration (par value shall be deemed paid through the provision of future services) and , to the extent not yet vested, shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Director ceases to provide services as a member of the Board (the “Forfeiture Provision”).

(ii)      With respect to Restricted Stock granted as an Initial Award the Forfeiture Provision shall lapse as to one hundred percent (100%) of the Shares subject to the Initial Award on the one year anniversary of the grant date, provided that the Participant continues to serve as a Director through such date.  Restricted Stock granted as the Initial Award shall cover a number of Shares determined by dividing (A) $50,000, by (B) the Fair Market Value of a Share on the date of grant, with the number of shares rounded up to the nearest whole Share (the “Director Equity Shares”).

(iii)     With respect to Restricted Stock granted as an Annual Award, the Forfeiture Provision shall lapse as to one hundred percent (100%) of the Shares subject to the Annual Award on the date that is one day prior to the next regularly scheduled annual meeting of stockholders of the Company following the grant date, provided that the Participant continues to serve as a Director through such date.  Restricted Stock granted as the Annual Award shall cover a number of Shares equal to the Director Equity Shares.

(iv)     Nonstatutory Stock Options granted as Initial Awards and Annual Awards shall have the following terms and conditions:

(A)           the term of the Option shall be the lesser of ten (10) years or one year following the termination of the Participant’s service as a Director;

(B)           the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(C)           For Initial Awards, 50% of the Shares subject to the Option shall vest twelve months after the date of grant, and 1/24th of the remaining unvested Shares shall vest each month thereafter, so as to be 100% vested three years following the grant date, subject to earlier 100% vesting acceleration upon the Company being acquired in a change of control transaction, provided that the Participant continues to serve as a Director through such dates.

(D)           For Annual Awards, 50% of the Shares subject to the Option shall on the day prior to the next year’s regularly scheduled annual stockholders meeting, and 1/24th of the remaining unvested Shares shall vest each month thereafter, so as to be 100% vested approximately three years following the grant date, subject to earlier 100% vesting acceleration upon the Company being acquired in a change of control transaction, provided that the Participant continues to serve as a Director through such dates.

15.           Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or forfeiture or repurchase of Restricted Stock or Restricted Stock Units, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.  The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, and all restrictions on Restricted Stock and Restricted Stock Units shall lapse, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option shall terminate immediately prior to the consummation of such proposed action.

(c)           Merger or Asset Sale.  Subject to Section 16 below, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a “Merger”), each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Option as to all of the Stock covered by the Option, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units shall lapse.  If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.  For the purposes of this Section 15(c), the Award shall be considered assumed if, following the Merger, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

16.           Change of Control.  In the event of a Change of Control, each outstanding Award granted to an Outside Director pursuant to Section 14 shall automatically and immediately vest 100%.  If an Option becomes fully vested and exercisable as provided in this paragraph, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

17.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.           Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.